Exhibit 16.1
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ODMD                                    O'CONNOR DAVIES MUNNS & DOBBINS, LLP
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                                        ACCOUNTANTS AND CONSULTANTS
                                        15 ESSEX ROAD . PARAMUS, NJ 07652-1412
                                        (201) 712 9800 . FAX (201) 712 0988



October 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
350 Fifth Street, N.W.
Washington, DC 20549

Dear Sir or Madam:

We have read the four paragraphs of Item 4 included in the Form 8-K dated September 10, 2002 of HYMEDIX, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ O'Connor Davies Munns & Dobbins, LLP

O'CONNOR DAVIES MUNNS & DOBBINS, LLP


Cc:  Larry Lai, HYMEDIX, Inc.




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         NEW YORK, NY . SCARSDALE, NY . WHITE PLAINS, NY . PARAMUS, NJ
                       (ICC INTERCONTINENTAL CONSULTANTS)

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